EXHIBIT 10.3
CONFIDENTIAL RESIGNATION AGREEMENT AND MUTUAL RELEASE

                 This Confidential Resignation Agreement and Mutual Release (the "Mutual Release") is entered into between M. Patricia Kane ("you") and Terra Nova Financial Group, Inc. (the "Company"). Because this is a legally binding document, you are advised to consult with an attorney before signing it.

                 You and the Company have determined that it is in their respective best interests for you to resign your employment and relinquish all positions and appointments with the Company. You and the Company also wish to resolve any and all disputes that do exist or may exist relating to your employment or resignation.

                 In consideration of the above statements and the promises and undertaking set forth herein, you and the Company agree as follows:

                 1.             You agree that you have resigned your employment and all positions and appointments with the Company and with any affiliated or related entities effective November 19, 2007 (the "Resignation Date").

                 2.             On your own behalf and on behalf of anyone claiming through you, including your past, present, and future spouses, family members, estate, heirs, agents, attorneys or representatives, you hereby waive, release, and forever discharge the Company and all of its parents, divisions, affiliates, related entities, and subsidiaries, and their fiduciaries, administrators, members, directors, officers, agents, employees, attorneys, predecessors, successors and assigns (all of the parties you waive, release, and discharge by this Mutual Release will be referred to jointly as the "Released Parties"), with respect to any and all claims or causes of action that you now have, ever had, or will ever have or may allege to have, whether known or unknown, arising on or before the date of this Mutual Release. Similarly, the Company, on its own behalf and on behalf of anyone claiming through it, hereby waives, releases, and forever discharges you with respect to any and all claims or causes of action that the Company now has, ever had, or will ever have or may allege to have, whether known or unknown, arising on or before the date of this Mutual Release other than claims involving fraud or willful misconduct.

                 3.             This Mutual Release includes any claims, demands, liabilities and causes of action that either you or the Company may have against the other which arise from or relate to your employment with or resignation of employment from the Company (other than, in the case of the Company's release of you, any claims involving fraud or willful misconduct, which are not included in this Mutual Release). You understand and agree that the claims being waived, released, and discharged in this Mutual Release include those arising under the Age Discrimination in Employment Act as amended by the Older Workers Benefit Protection Act (the "ADEA"), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Americans With Disabilities Act, the Illinois Human Rights Act, the Cook County Human Rights Ordinance, the City of Chicago Human Rights Ordinance, any other local, county, state or federal fair employment law, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, and any other statute, regulation, executive order or ordinance, and any and all claims based upon alleged wrongful or retaliatory discharge, intentional infliction of emotional distress, defamation, invasion of privacy, personal or business injury, negligence, breach of contract or any other contract or tort claims under the common law. In the event of any future proceedings based upon any matter released herein, it is agreed that you and the Company are not entitled to and will not receive any further recovery.

                 4.             You represent and warrant that you are the sole owner of the actual or alleged claims, demands, rights, causes of action and other matters relating to your employment with the Company or the cessation of your employment that are released herein; that the same have not been assigned, transferred or disposed of by fact, by operation of law, or in any manner whatsoever; and that you have the full right and power to grant, execute, and deliver the releases, undertakings and agreements contained herein. You further represent and warrant that you have not filed or initiated any legal, equitable, administrative or any other proceedings against any of the Released Parties, and that no such proceeding has been filed or initiated on your behalf.

                 5.             Notwithstanding the foregoing, the release provided in Section 2 will not extend to the following: (a) any right to continue your group health insurance coverage pursuant to applicable law; (b) any benefits in which you have vested under any 401(k) plan; (c) any salary payments owed to you through the Resignation Date; (d) any amounts owed to you for accrued, but unused vacation,; (e) any claim for breach of this Mutual Release; (f) any amounts due to you as business expenses (which will not exceed $4,000.00 and which will only be reimbursed upon submission of appropriate supporting documentation consistent with the terms of the Company's policies); and (g) any claim that cannot be released by law. You and the Company agree that during your employment you were issued a total of 360,000 warrants at an exercise price of $2.50 (this is the adjusted number of warrants and exercise price following the Company's reverse stock split) for the purchase of the common stock of the Company pursuant to the Common Stock Purchase Warrant attached hereto as Exhibit A (the "Warrant"). You and the Company agree simultaneous with the execution of this Mutual Release to execute that certain amendment to the Warrant attached hereto as Exhibit B. On and after the date hereof, your warrants will be governed by the terms of the amended Warrant. Pursuant to the terms thereof, and in the absence of a Change of Control as defined therein, the following vesting terms will apply: 90,000 warrants already have vested; an additional 90,000 warrants will vest on August 4, 2008; and the remaining 180,000 will vest on August 4, 2009. It is understood that the termination of your employment will not divest you of the aforesaid 360,000 warrants.

                 6.             In lieu of and in full satisfaction of any and all amounts or other entitlements that are or may be owed or alleged to be owed, now or in the future, under any agreement, letter of agreement, bonus, benefit, or commission or other compensation plan, program or arrangement between you and the Company (other than amounts described in Section 5), any amounts due to you as business expenses other than as described in Section 5(f), and in consideration for your representations, warranties, covenants, and agreements herein, the Company agrees to provide the following (the "Separation Payments and Benefits"):

                 (a)           the Company will provide you with a lump sum payment in the amount Two Hundred Ninety Five Thousand Dollars ($295,000.00), less applicable deductions required by law. This lump sum payment will be made within fourteen (14) days after the expiration of the revocation period described in Section 22 below, provided that you have not revoked this Mutual Release;

                 (b)           if you elect and are eligible for continuation coverage under the Company's group health care plan in accordance with the requirements of COBRA, the Company will pay the monthly premiums for such coverage for six (6) months following the Resignation Date. After the end of this six-month period, you will be solely responsible for your monthly premiums to the extent you elect to continue your COBRA coverage; and

                 (c)           the Company will enter into that amendment to your Stock Option Agreement (the "Stock Option Agreement") attached hereto as Exhibit C. This amendment will be entered into immediately upon the expiration of the revocation period described in Section 22 below, provided that you have not revoked this Mutual Release, and will be deemed to be effective retroactive to your Resignation Date.

                 7.             You represent and warrant that, other than amounts described in Sections 5(c), (d), and (f), you have received all wages, salary, commissions, bonuses, other compensation, and benefits that may have been owed to you because of your employment. The Company acknowledges that there are no moneys due the Company by you for unpaid credit card balances, outstanding employee loans, or other debts to the Company.

                 8.             You agree to cooperate with the Company in any current or future litigation or potential litigation or other legal matters, including any arbitrations or regulatory inquiries or investigations, in any reasonable manner as the Company may request, including but not limited to meeting at times and dates reasonably requested by the Company, and fully and truthfully answering the questions of the Company or its representatives or agents, and testifying and preparing to testify at any deposition or trial, subject to reimbursement for reasonable out of pocket expenses and lost wages verified by your employer, incurred as a result of such cooperation. You also agree to provide truthful and timely answers to any reasonable questions the Company may have about the work you performed during your employment.

                 9.             You represent and warrant that all property of the Company in your possession or control has been returned to the Company. Such property will include, without limitation, all office equipment, keys, computer software or hardware, documents, internal memoranda and records of any nature, together with all copies thereof, which relate in any way to the Company's business or operation. The Company agrees to return your rolodex and books personally purchased by you.

                 10.           You acknowledge and agree that you remain bound by any and all confidentiality, non-solicitation, anti-raiding, and non-compete agreements previously executed by you during your employment at the Company and further agree to keep confidential all proprietary and confidential information of the Company.

                 11.           You agree not to sue any of the Released Parties, and the Company agrees not to sue you, with respect to any matter relating to your employment with or resignation of employment from the Company, except that you may seek a determination of the validity of the waiver of your rights under the ADEA and the Company may bring claims relating to fraud or willful misconduct. If you violate this covenant not to sue, other than by seeking a determination of the validity of the waiver of your rights under the ADEA, you will be liable to the Released Party or Parties for its or their reasonable attorneys' fees and other litigation costs incurred in defending against such a suit. If the Company violates this covenant not to sue, other than by bringing a claim for fraud or willful misconduct, the Company will be liable to you for your reasonable attorneys' fees and other litigation costs incurred in defending against such a suit. Nothing in this Mutual Release is intended to reflect any party's belief that the waiver of your claims under the ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived.

                 12.           You understand and agree that the Separation Payments and Benefits are expressly conditioned upon your representations and warranties in this Mutual Release and your compliance with the terms hereof. If the representations and warranties in this Mutual Release are inaccurate in any respect, you take any action inconsistent with those representations and warranties, or you violate any of the terms of this Mutual Release, you will not be paid, or you will be obligated to repay, as the case may be, the Separation Payments and Benefits. This section will not limit either party's right to recover damages, including attorney's fees, or obtain any other legal or equitable relief to which it may be entitled by law.

                 13.           You agree that you have no present or future right to, and will not apply for or accept, employment with the Company or its affiliated or related entities.

                 14.           This Mutual Release does not constitute an admission by the Released Parties of any violation of any law. The Released Parties expressly deny any such violation. This Mutual Release is offered to you by the Company solely to avoid litigation.

                 15.           You understand and agree that no promises or representations have been made by the Company respecting the subject matter hereof other than those expressly set forth herein. Except for the Warrant and the Stock Option Agreement (as both are amended hereby) and as stated in Section 10, this Mutual Release constitutes the only agreement between the parties respecting the subject matter hereof, and supersedes all prior agreements, promises, representations and understandings, written or oral, between the parties on such subject matter. Further, any modifications or amendments may be made only in a written agreement between the parties.

                 16.           If any provision of this Mutual Release is determined by a court of competent jurisdiction to be unenforceable in any respect, then such provision will be deemed limited and restricted to the maximum extent that the court will deem the provision to be enforceable, or, in the event that this is not possible, the provision will be severed and all remaining provisions will continue in full force and effect. However, in the event that the waiver or release of any claim is found to be invalid or unenforceable and cannot be modified as aforesaid, then you or the Company, as the case may be, agrees that the other will promptly execute any appropriate documents that would make the waiver or release valid and enforceable to the maximum extent permitted by law. The invalidity or unenforceability of any provision of this Mutual Release will not affect the validity or enforceability of any other provision hereof.

                 17.           You and the Company agree that the terms of this Mutual Release and any confidential matters concerning your employment and resignation of employment with the Company will be kept confidential. You and the Company agree not to reveal or engage in any conduct that might reveal the terms of this Mutual Release to anyone except, in your case, members of your immediate family, your attorneys, and your tax advisors, and, in the case of the Company, its Board members and management with a need to know such information, its attorneys, and its tax advisors and auditors (and, in the case of those individuals to whom disclosures are made by either party, only after informing such individuals of the confidential nature of the information being disclosed and obtaining the agreement of those individuals to refrain from any further disclosures). You agree not to make any oral or written statement to any third party that defames the Company, including the Company's officers, employees or services. The Company agrees that its senior management will not make any oral or written statements to third parties that defame you. However, notwithstanding anything else in this Section 17 or any other part of this Mutual Release, either party may make such disclosures or statements as may be necessary for any regulatory disclosure, as otherwise required by law, or as necessary for legitimate business purposes (and in that case only if the party receiving the information is subject to confidentiality obligations).

                 18.           You understand and agree that this Mutual Release will be binding upon your heirs, assigns, administrators, executors and legal representatives and will inure to the benefit of the Company, its successors and assigns. In the event of your death, the Separation Payments and Benefits will be paid to your heirs and/or estate in a manner as required by law.

                 19.           The internal law (and not the law of conflicts) of the State of Illinois will govern all questions concerning the construction, validity, and interpretation of this Mutual Release. This Mutual Release may be executed in multiple counterparts, each of which will constitute an original.

                 20.           The Company agrees that it will reimburse you for, or pay directly on your behalf, any fine assessed against you by FINRA arising from or relating to your employment with the Company. You agree that the Company will have the right, but not the obligation, to challenge at its sole expense any finding, disciplinary action, sanction, or fine by FINRA against you ("Regulatory Action"). If the

Company elects to bring such a challenge, you agree that the Company will control the legal defense, that you will cooperate fully with that defense, and that the Company may reach whatever settlement or other resolution the Company deems to be appropriate, subject to your right to reject such settlement or other resolution as described below. If the Company does not challenge the Regulatory Action, you may do so at your own risk and expense and the Company will be relieved of all obligations to you under this Section 20. In addition, you may reject any settlement or other resolution reached by the Company, in which case any further proceedings relating to the Regulatory Action also will be at your own risk and expense and the Company will be relieved of all obligations to you under this Section 20.

                 21.           By signing this Mutual Release, you and the Company acknowledge that: (a) you and the Company have thoroughly read and understand this Mutual Release; (b) you have received at least 21 days to consider the terms of this Mutual Release before signing it; (c) you have been advised to seek legal counsel concerning the terms of this Mutual Release before signing it and you in fact have received such legal counsel; (d) you have signed this Mutual Release knowingly and voluntarily, without duress or reservation of any kind; (e) neither you nor the Company is waiving any claims or rights that may arise after execution of this Mutual Release; and (f) the Separation Payments and Benefits promised to you in return for your execution of this Mutual Release include payments you would not otherwise be entitled to receive.

                 22.           You have the right to revoke this Mutual Release within 7 days of signing it by providing written notice of such revocation to the Company, c/o Michael Nolan, President. Your revocation must be received by the Company before the close of business on the last day of the revocation period to be valid. This Mutual Release will not be valid or enforceable until the revocation period has expired and then only if your signature has not been revoked.

So Agreed:
________________________________________	________________________________________
Employee [PRINT NAME]	Date

________________________________________
Employee [SIGNATURE]

TERRA NOVA FINANCIAL GROUP, INC.

By: ______________________________________

Its: ______________________________________	________________________________________
Date

In order to receive the Separation Payments and Benefits offered herein, you are required to sign and return this Mutual Release within twenty-one (21) days of its receipt by you. Your Mutual Release may not be signed before the Resignation Date.

Exhibit A to Mutual Release

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase 3,600,000 Shares of Common Stock of

RUSH FINANCIAL TECHNOLOGIES, INC.

August 4, 2006

                 THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, M. Patricia Kane (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the fifth anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Rush Financial Technologies, Inc., a Texas corporation (the "Company"), up to 3,600,000shares (the "Warrant Shares") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1(c).

Section 1. Exercise.

Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within 5 Trading Days of the date said Notice of Exercise is delivered to the Company, if this Warrant is exercised in full, the Holder shall have surrendered this

Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Initial Exercise Date and Vesting Schedule. The Warrant Shares available hereunder shall vest and be exercisable at the following times:

25% after 12 months; another 25% after 24 months; and the remaining 50% after 36 months.

(c) Exercise Price. The exercise price of the Common Stock under this Warrant shall be $0.25, subject to adjustment hereunder (the "Exercise Price").

                 (d) Acceleration. This Warrant shall be immediately exercisable (i) upon the termination of employment of the Holder by the Company if such employment is terminated (A) without "Cause," or (B) with "Good Reason," or (ii) upon a "Change of Control," (as each such term in clauses (i) and (ii) is defined in that certain Employment Agreement, dated June __, 2006, by and between the Holder and the Company) and this Warrant will become exercisable for 100% of the shares underlying this Warrant, whether or not such shares have vested pursuant to Section 1(b).

(e) Cashless Exercise. At any time after one year from the date of issuance of this Warrant or at such earlier time as any portion of this Warrant may vest pursuant to Section 1(d), the vested portion of this Warrant may be exercised by payment of the Exercise Price in cash or by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the Volume Waited Average Price of the Common Stock (the "VWAP") on the Trading Day immediately preceding the date of such election;

(B) =	the Exercise Price of this Warrant, as adjusted; and

(X) =	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

                 Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 1(e).

(f) Mechanics of Exercise.

i. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

ii. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above either in cash or through a cashless exercise ("Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 1(f)(vi) prior to the issuance of such shares, have been paid.

iii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 1(f)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

vi. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(g) Conditions. This Warrant shall not be delivered to Holder and shall not be exercisable in whole or in part until the following conditions have been satisfied by the Company:

i. Amendment. The Company shall have amended its articles of incorporation to authorize additional shares of common stock, and

ii. Form S-8. The Company shall have filed a Form S-8 covering the registration for resale of the shares of common stock issuable upon exercise of this Warrant.

                 Section 2.                      Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

                 (b) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 2(c) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                 (d) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

                 (e) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(f) Notice to Holders.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to this Section 2, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

                 Section 3.                  Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                 (c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

                 Section 4.                  Miscellaneous.

(a) Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 3 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

                 (b) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

                 (d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

                 (e) Authorized Shares.

                 Subject to receipt of Shareholder Approval, the Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

                 Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of Texas.

                 (g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                 (h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                 (i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to the Holder's address on file with the Company.

                 (j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                 (k) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                 (m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

RUSH FINANCIAL TECHNOLOGIES, INC.

By:
Name: Michael Nolan
Title: President

Exhibit A to Mutual Release

NOTICE OF EXERCISE

TO:	RUSH FINANCIAL TECHNOLOGIES, INC.

                 (1)            The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                 (2)            Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

                 (3)            Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

                 The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

                  [SIGNATURE OF HOLDER]

Name of Employee: __________________________________________________________
Signature of Employee: ________________________________________________________
Date: _____________________________________________________________________

Exhibit A to Mutual Release

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

                  FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

                  _______________________________________________ whose address is

                  _______________________________________________________________.

                  _______________________________________________________________

Dated: ______________, _______

Holder's Signature:	_____________________________

Holder's Address:	_____________________________
_____________________________

                 Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit B to Mutual Release

AGREEMENT AND AMENDMENT
TO COMMON STOCK PURCHASE WARRANT

                 Pursuant to the terms of the Resignation Agreement and General Release, by and between the Terra Nova Financial Group, Inc. (the "Company") and M. Patricia Kane (the "Holder"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby enter into the agreements set forth herein and agree to amend that certain Common Stock Purchase Warrant, by and between the Company and the Holder, dated August 4, 2006 (the "Warrant"), in each case in the manner set forth below. Capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Warrant. Once executed by the parties, this Agreement and Amendment to Common Stock Purchase Warrant shall be deemed to have been entered into and effective as of November 19, 2007 (the "Effective Date").

                 1.              Amendments. Section 1(d) of the Warrant is hereby amended in its entirety to read as follows:

"Upon a 'Change of Control,' as defined below, this Warrant shall be immediately exercisable for 100% of the shares underlying this Warrant, whether or not such shares have vested pursuant to Section 1(b). For purposes of this Agreement, a Change of Control shall be deemed to have taken place if, after the date this Agreement was first amended: (i) there is a sale or transfer of all or substantially all of the assets of the Company; (ii) any person, including a 'group' as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of the Company's securities, having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company, (iii) the persons who were directors of the Company before any transaction or series of transactions cease to constitute a majority of the Board of Directors of the Company, or any successor to the Company, as the direct or indirect result of such transaction or series of transactions (including, but not limited to, any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing); or (iv) approval by the Company's stockholders of a complete liquidation or dissolution of the Company."

                 2.             Effect of Amendment. Except as amended hereby and set forth above, the Warrant shall continue in full force and effect.

                    ACCEPTED AND AGREED by the parties below.

"The Company"	"Holder"

Terra Nova Financial Group, Inc.	M. Patricia Kane
By: ____________________________
Name: ____________________________
Title: ____________________________	____________________________
Name

Exhibit C to Mutual Release

AGREEMENT AND AMENDMENT TO STOCK OPTION AGREEMENT

                 Pursuant to the terms of the Resignation Agreement and General Release, by and between the Terra Nova Financial Group, Inc. (the "Company") and M. Patricia Kane (the "Optionee") and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby enter into the agreements set forth herein and agree to amend that certain Stock Option Agreement, by and between the Company and Optionee, dated December 31, 2006 (the "Option Agreement"), in each case in the manner set forth below. Capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Option Agreement. Once executed by the parties, this Agreement and Amendment to Stock Option Agreement shall be deemed to have been entered into and effective as of November 19, 2007 (the "Effective Date").

                 1.              Amendments. Section 3.5 of the Option Agreement is hereby amended in its entirety to read as follows:

"Upon the termination of employment or service of the Optionee, other than as a result of her death or Disability, the Optionee may exercise the Option, subject to its terms as set forth in this Option Agreement, only within a period of one (1) year after the last date of service to the Company or termination of employment."

                 2.              Other Agreements. Notwithstanding anything in the Option Agreement to the contrary, Optionee acknowledges and agrees that (a) vesting with respect to 6,250 shares represented by the Option, which would have vested on December 31, 2007, shall accelerate and be exercisable on the Effective Date (but shall at all times otherwise remain subject to the terms of the Option Agreement), and (b) all unvested Options held by Optionee on the Effective Date shall become null and void and the Optionee shall have no further rights thereto.

                 3.              Effect of Amendment. Except as amended hereby and set forth above, the Option Agreement shall continue in full force and effect.

                    ACCEPTED AND AGREED by the parties below.

"The Company"	"Optionee"

Terra Nova Financial Group, Inc.	M. Patricia Kane

By: ____________________________	____________________________
Signature
Name: ____________________________

Title: ____________________________